                                                                    Exhibit 99.1

                         MCDOUGAL, LITTELL AND COMPANY
                                BALANCE SHEETS
                           October 31, 1993 and 1992

- -------------------------------------------------------------------------------------------------------------------------
                                                                  1993                 1992
                                                                  ----                 ----
ASSETS
Current assets
        Cash and cash equivalents                         $    10,675,702      $    11,337,596
        Accounts receivable, less allowance
          for doubtful accounts of $50,000
          in 1993 and 1992 (Note 3)                            11,587,739            9,027,746
        Inventories (Notes 2 and 3)                            11,551,151           12,972,497
        Prepaid expenses and other assets                         657,425              864,822
        Deferred income taxes                                   6,769,935            4,650,640
                                                          ---------------      ---------------
                Total current assets                           41,241,952           38,853,301


Capitalized creative costs, net of accumulated
  amortization, of $21,906,515 in 1993 and
  $17,037,493 in 1992                                           6,260,783            6,281,460


Property and equipment
        Land (Note 3)                                             689,973              689,973
        Building (Note 3)                                       3,090,744            3,090,744
        Office and warehouse equipment and
          improvements                                          7,456,439            6,876,283
                                                          ---------------      ---------------
                                                               11,237,156           10,657,000
        Less accumulated depreciation and amortization          6,072,982            5,288,876
                                                          ---------------      ---------------
                Property and equipment, net                     5,164,174            5,368,124
                                                          ---------------      ---------------
                                                          $    52,666,909      $    50,502,885
                                                          ===============      ===============

                                                                  1993                 1992
                                                                  ----                 ----
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
        Accounts payable                                  $     4,633,049      $     4,497,014
        Accrued royalties                                       2,808,579            3,327,109
        Accrued salaries                                        2,324,858            2,010,332
        Other accrued expenses                                    222,773            1,233,311
        Income taxes payable                                    7,794,304            9,288,397
        Deferred compensation (Note 5)                          5,044,808                    -
        Current maturities of long-term debt (Note 3)           1,484,046            3,099,379
                                                          ---------------      ---------------
                Total current liabilities                      24,312,417           23,455,542

Long-term debt (Note 3)                                         4,035,349            5,577,786

Deferred rent                                                     233,751              393,369

Deferred compensation (Note 5)                                          -              694,488

Deferred income taxes                                           2,581,630            2,362,801

Commitments and contingencies (Note 7)

Stockholders' equity
        Common stock - par value $.005 per share;
          600,000 shares authorized and issued                      3,000                3,000
        Additional paid-in capital                                468,865              468,865
        Retained earnings                                      31,903,064           29,153,516
                                                          ---------------      ---------------
                                                               32,374,929           29,625,381

        Less common stock in treasury - at cost                (7,796,167)          (7,506,482)

        Less Company loan to ESSOP (Notes 3 and 4)             (3,075,000)          (4,100,000)
                                                          ---------------      ---------------
                Total stockholders' equity                     21,503,762           18,018,899
                                                          ---------------      ---------------
                                                          $    52,666,909      $    50,502,885
                                                          ===============      ===============


- ------------------------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                                                                             2.

                         MCDOUGAL, LITTELL AND COMPANY
                             STATEMENTS OF INCOME
                     Years ended October 31, 1993 and 1992
- --------------------------------------------------------------------------------

                                                       1993            1992
                                                       ----            ----
Net sales                                          $ 60,201,945    $ 71,221,748

Direct costs
        Paper, printing and binding                  13,303,617      14,631,650
        Creative                                      5,065,270       4,909,793
        Royalties                                     3,449,457       4,211,349
        Editorial                                     4,393,348       4,970,219
                                                   ------------    ------------
                Total direct costs                   26,211,692      28,723,011
                                                   ------------    ------------

Gross margin                                         33,990,253      42,498,737

Operating costs
        Selling expense                               7,798,844       7,470,317
        Promotion expense                             6,015,557       7,257,491
        Fulfillment expense                           2,468,718       3,638,634
        Stock apppreciation rights expense (Note 5)   4,350,320         694,488
        General and administrative                    8,286,266       8,293,774
                                                   ------------    ------------
                Total operating costs                28,919,705      27,354,704
                                                   ------------    ------------


Income from operations                                5,070,548      15,144,033

Interest expense                                       (771,730)     (1,647,358)

Other income                                            140,730          87,036
                                                   ------------    ------------


Income before income taxes                            4,439,548      13,583,711

Income taxes (Note 6)                                 1,690,000       5,336,000
                                                   ------------    ------------


Net income                                         $  2,749,548    $  8,247,711
                                                   ============    ============

Net income per share of common stock                     $10.13          $30.40
                                                         ======          ======

Weighted average number of shares of common stock       271,418         271,300
                                                        =======         =======


- --------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                                                                             3.

                          MCDOUGAL, LITTELL & COMPANY
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                     Years ended October 31, 1993 and 1992

- -----------------------------------------------------------------------------------------------------------------------------------

                                                                 Additional                      Common Stock             Company
                                             Common Stock        Paid-in      Retained            in Treasury              Loan to
                                         Shares        Amount    Capital      Earnings        Shares       Amount           ESSOP
                                         ------        ------    -------      --------        ------       ------           -----
Balance, November 1, 1991               600,000       $ 3,000    $ 252,940  $ 20,905,805     329,654   $ (7,501,172)  $ (5,125,000)

Net income                                    -             -            -     8,247,711           -              -              -

Acquisition of common stock                   -             -            -             -         572        (62,185)             -

Sale of treasury stock                        -             -      215,925             -      (2,500)        56,875              -

ESSOP contribution                            -             -            -             -           -              -      1,025,000
                                      ---------      --------   ----------  ------------    --------  -------------  --------------

Balance, October 31, 1992               600,000         3,000      468,865    29,153,516     327,726     (7,506,482)    (4,100,000)

Net income                                    -             -            -     2,749,548           -              -              -

Acquisition of common stock                   -             -            -             -       1,950       (289,685)             -

ESSOP contribution                            -             -            -             -           -              -      1,025,000
                                      ---------      --------   ----------  ------------    --------  -------------  --------------

Balance, October 31, 1993               600,000       $ 3,000    $ 468,865  $ 31,903,064     329,676   $ (7,796,167)  $ (3,075,000)
                                      =========      ========   ==========  ============    ========  =============  =============



- ------------------------------------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.
                                                                             4.

                          MCDOUGAL, LITTELL & COMPANY
                           STATEMENTS OF CASH FLOWS
                     Years ended October 31, 1993 and 1992

- ---------------------------------------------------------------------------------------------------------------

                                                                     1993                    1992
                                                                     ----                    ----
Cash flows from operating activities
        Cash received from customers                           $   57,785,455         $   69,690,483
        Cash paid to suppliers and employees                      (48,511,302)           (45,400,781)
        Interest paid                                                (801,283)            (1,744,936)
        Income taxes paid                                          (5,084,559)            (3,347,978)
                                                               --------------         --------------
                Net cash provided by operating activities           3,388,311             19,196,788

Cash flows from investing activities
        Proceeds from sale of assets                                    1,050                  1,014
        Capital expenditures                                         (603,800)              (467,231)
                                                               --------------         --------------
                Net cash used in investing activities                (602,750)              (466,217)

Cash flows from financing activities
        Net borrowings (payments) under line of credit                      -             (7,121,300)
        Proceeds from long-term debt                                2,200,000                      -
        Payments of long-term debt                                 (5,357,770)            (1,592,485)
        Purchase of treasury stock                                   (289,685)               (62,185)
        Sale of treasury stock                                              -                272,800
                                                               --------------         --------------
                Net cash used in financing activities              (3,447,455)            (8,503,170)
                                                               --------------         --------------

Net increase (decrease) in cash                                      (661,894)            10,227,401

Cash and cash equivalents at beginning of year                     11,337,596              1,110,195
                                                               --------------         --------------

Cash and cash equivalents at end of year                       $   10,675,702         $   11,337,596
                                                               ==============         ==============

- --------------------------------------------------------------------------------
                                  (Continued)

                                                                             5.

                          MCDOUGAL, LITTELL & COMPANY
                           STATEMENTS OF CASH FLOWS
                     Years ended October 31, 1993 and 1992

- ----------------------------------------------------------------------------------------------------------------
                                                                     1993                    1992
                                                                     ----                    ----
Reconciliation of net income to net cash
  provided by operating activities
     Net income                                                $    2,749,548         $    8,247,711
     Adjustments to reconcile net income to net
       cash provided by operating activities
         Depreciation and amortization                                803,928                811,454
         Amortization of creative costs                             4,869,022              4,697,231
         Provision for deferred income taxes                       (1,900,466)              (197,190)
         Loss on sale of property and equipment                         2,773                 11,322
         Creative cost expenditures                                (4,848,345)            (4,333,724)
         Deferred compensation costs                                4,350,320                694,488
         Contribution to ESSOP                                      1,025,000              1,025,000
         Change in assets and liabilities
           Increase in accounts receivable                         (2,559,993)            (1,629,624)
           Decrease in inventory                                    1,421,346              3,153,297
           Increase (decrease) in prepaid expenses and
             other assets                                             207,397                 (1,055)
           Increase (decrease) in accounts payable
             and accrued expenses                                  (1,104,593)             4,666,200
           Increase (decrease) in income taxes payable             (1,494,093)             2,185,212
           Decrease in deferred rent                                 (133,533)              (133,534)
                                                               --------------         --------------
                                                               $    3,388,311         $   19,196,788
                                                               ==============         ==============

- ----------------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                                                                             6.

                          MCDOUGAL, LITTELL & COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                           October 31, 1993 and 1992
- --------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

Description of Business: The Company publishes elementary and high school
- -----------------------
educational textbooks and materials. Its customers are comprised of educational institutions located principally in the United States of America. Sales returns are minimal.

Cash and Cash Equivalents: For purposes of the statement of cash flows, the
- -------------------------
Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories: Inventories, principally comprised of educational textbooks and
- -----------
other ancillary materials, are valued at the lower of cost (last-in, first-out method) or market.

Creative Costs: Creative costs are capitalized as incurred and amortization is
- --------------
provided over five years using the sum-of-the-years-digits method. Additionaly, adjustments are made to reflect impairments of the carrying value of creative costs based on the aggregate expected future cash flows.

Property and Equipment: Property and equipment are recorded at cost. For
- ----------------------
equipment purchased prior to November 1, 1985, depreciation is computed using the double-declining balance method. All assets purchased since November 1, 1985 are depreciated using the straight-line method over useful lives of thirty years - building, ten years - office furniture, and five years - office and computer equipment. Office improvements are depreciated over the lives of the respective leases.

Income Taxes: Deferred income taxes result primarily from differences in
- ------------
recognizing creative and editorial costs for financial statement and tax purposes and timing differences of depreciation, slow moving and obsolete reserves and deferred rent. Income taxes are provided in accordance with Accounting Principles Board Opinion No. 11.

The Financial Accounting Standards Board has issued its Statement No. 109, "Accounting for Income Taxes." The statement is effective for fiscal years beginning after December 15, 1992. Statement No. 109 provides for a liability approach to computing deferred income taxes rather than the income statement approach under the current method. The Company is studying the effects of Statement No. 109 on the financial statements, but does not expect the statement to have a material effect on the financial statements when adopted.

The Company's fiscal year end for financial reporting purposes is October 31. For purposes of filing its federal and state income tax returns, the Company uses a year end of April 30. As a result, the income tax liability may be different from the actual taxes paid on the Company's tax return.

Net Income Per Share: Net income per share is computed by dividing net income by
- --------------------
the weighted average number of common shares outstanding during each year.
- --------------------------------------------------------------------------------
                                  (Continued)

                                                                             7.

                          MCDOUGAL, LITTELL & COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                           October 31, 1993 and 1992

- -------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS (Continued)

New Accounting Pronoucements: The Company has considered the impact of new
- ----------------------------
accounting pronouncements including Statement of Financial Accounting Standards No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions", and Statement of Financial Accounting Standards No. 112, "Employer's Accounting for Postemployment Benefits". The effect of these pronouncements on the Company's financial statements is not material.

Reclassification: Certain amounts in the 1992 financial statements have been
- ----------------
reclassified to conform with the 1993 presentation.


NOTE 2 - INVENTORIES

Inventories at October 31, 1993 and 1992, were as follows:

                                                                     1993               1992
                                                                     ----               ----
        Educational textbooks and other ancillary materials     $  17,287,947      $  17,900,115
        Less LIFO reserve                                           2,327,892          2,527,618
        Less slow moving and obsolescence reserve                   3,408,904          2,400,000
                                                                -------------      -------------

                                                                $  11,551,151      $  12,972,497
                                                                =============      =============

If inventory costs had been determined by the first-in, first-out (FIFO) method, net income would have decreased approximately $122,000 and increased approximately $189,000 for 1993 and 1992, respectively.


NOTE 3 - NOTES PAYABLE TO BANK AND LONG-TERM DEBT


The Company has a revolving credit agreement which expires March 31, 1995. The maximum borrowing amount allowed under the note is $20,000,000. This amount is reduced to $10,000,000 for the period October 1, 1993 to March 31, 1994 and October 1, 1994 to March 31, 1995 to reflect the Company's usual borrowing patterns. The amount will return to the maximum of $20,000,000 for the period April 1, 1994 to September 30, 1994. At October 31, 1993, the unused and available credit under the agreement amounted to $10,000,000. Borrowings may be in the form of a prime rate loan or an offered rate loan. Borrowings under the prime rate loan are due on demand and bear interest at the bank's prime rate (5.5% at October 31, 1993). Borrowings under the offered rate loan bear interest at a negotiated rate based upon the original maturity of the notes. The interest rate on borrowings up to $10,000,000 is guaranteed not to exceed 10.5% through March 16, 1994. Commitment fees paid to the bank are not material. Borrowings are collateralized by accounts receivable and inventory.

- --------------------------------------------------------------------------------

                                  (Continued)

                                                                             8.

                          MCDOUGAL, LITTELL & COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                           October 31, 1993 and 1992

- -------------------------------------------------------------------------------

NOTE 3 - NOTES PAYABLE TO BANK AND LONG-TERM DEBT (Continued)

Long-term debt consists of:

                                                              October 31,
                                                          1993         1992
                                                          ----         ----
Secured term loan, interest rate at 91.1% of the
bank's prime, which percent will vary based upon
changes in the tax rate.  Scheduled annual
principal payments are $1,025,000.                     $ 3,075,000   $ 4,100,000

Mortgage payable, interest rate at 8.1%.
Principal and interest payment of $26,808 due
monthly through May, 2003.                               2,139,395             -

Unsecured, subordinated note payable, interest at
13.5%.  The Company may reduce this borrowing as
permitted under the secured term loan agreement.       $   305,000   $ 2,305,000

Mortgage payable, interest rate at 9.75%.  The
note was repaid in May, 1993.                                    -     2,267,543

Other                                                            -         4,622
                                                       -----------   -----------
                                                         5,519,395     8,677,165
Less current portion                                     1,484,046     3,099,379
                                                       -----------   -----------
        Long-term debt                                 $ 4,035,349   $ 5,577,786
                                                       ===========   ===========

In December 1986, the Company borrowed $10,000,000 (secured term loan) which was loaned to the Company's Employee Savings and Stock Ownership Plan enabling it to purchase certain shares of common stock (Note 4). The secured term loan is collateralized by accounts receivable and inventory. The loan agreement contains restrictive covenants, including the maintenance of certain debt to equity, cash flow and current ratios. In addition, the loan agreement prohibits dividend payments. At October 31, 1993 and 1992, the Company was in compliance with these covenants and restrictions.

During May 1993, the Company refinanced its mortgage payable for its existing warehouse facility. Borrowings under the new mortgage are collateralized by land and building with a net book value at October 31, 1993 of $2,830,336 and an assignment of any related future rents and leases. The agreement also provides for financial covenants which the Company was in compliance with at October 31, 1993.

The unsecured, subordinated note payable relates to the acquisition of shares of outstanding common stock. The note is held by the majority stockholder and officer of the Company and is subordinate to any notes payable to the bank under the revolving credit agreement and the secured term loan.
- --------------------------------------------------------------------------------
                                  (Continued)

                                                                              9.

                          MCDOUGAL, LITTELL & COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                           October 31, 1993 and 1992

- --------------------------------------------------------------------------------

NOTE 3 - NOTES PAYABLE TO BANK AND LONG-TERM DEBT (Continued)

Principal payments on long-term debt are as follows:

    Year ending
    October 31
    ----------
        1994                       $  1,484,046
        1995                          1,191,998
        1996                          1,206,038
        1997                            196,259
        1998                            212,760
        Thereafter                    1,228,294
                                   ------------

                                   $  5,519,395
                                   ============

NOTE 4 - EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

The Company has an employee savings and stock ownership plan (ESSOP) which enables most employees to acquire shares of the Company's common stock. The cost of the ESSOP is borne by the Company through annual contributions in amounts determined by management. The plan is funded on a year ending April 30. The Company's contribution to the plan for 1993 and 1992 was $1,025,000 for each year.

At April 30, 1993 and 1992, the ESSOP owned 86,354 and 86,893 shares of common stock, respectively, 65,542 and 57,706 of which had been allocated to employees. In December 1986, the ESSOP purchased 67,542 shares from the majority stockholder and officer of the Company, at a cost of $10,000,000 (see Note 3).


NOTE 5 - OTHER EMPLOYEE BENEFIT PLANS

Through fiscal 1990, the Company had a restricted stock purchase plan (RSPP) which allowed certain key employees to purchase restricted-transfer shares of the Company's common stock.

In December 1990, the RSPP was terminated and all outstanding shares previously issued under the plan (15,300 shares) were reacquired by the Company.

As a result of the termination, the Company adopted a stock appreciation rights
(SAR) plan covering certain employees including those previously participating in the RSPP. SAR participants may be entitled to future cash compensation based upon any future increase in the Company's stock value. Compensation expense relative to the SAR's was $4,350,320 and $694,488 in 1993 and 1992, respectively. In arriving at the compensation expense for 1993, the Company used the per share value resulting from the potential sale of the Company described in Note 8 to the financial statements.

- --------------------------------------------------------------------------------
                                  (Continued)
                                                                             10.

                          MCDOUGAL, LITTELL & COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                           October 31, 1993 and 1992

- --------------------------------------------------------------------------------

NOTE 6 - INCOME TAXES

The provision for income taxes is comprised of the following:

                                                            Year ended
                                                            October 31
                                                       1993            1992
                                                       ----            ----
        Currently payable
          State                                   $    577,149    $    897,000
          Federal                                    3,013,317       4,636,190
                                                  ------------    ------------
                                                     3,590,466       5,533,190
        Deferred income taxes                       (1,900,466)       (197,190)
                                                  ------------    ------------
                                                  $  1,690,000    $  5,336,000
                                                  ============    ============

Differences between the provision for income taxes shown in the statements of income and amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes are as follows:

                                                       1993            1992
                                                       ----            ----
  Income taxes computed at the statutory rate     $  1,509,446    $  4,618,462
  State income taxes, net of federal benefit           220,112         677,983
        Other, net                                     (39,558)         39,555
                                                  ------------    ------------

                                                  $  1,690,000    $  5,336,000
                                                  ============    ============

The tax effect of the principal timing differences are as follows:

                                                       1993            1992
                                                       ----            ----
        Inventory capitalization                  $    179,095    $    783,494
        Employee benefit plan                           83,920          27,757
        Inventory obsolescence                        (390,718)       (945,000)
        Credit memo reserve                           (117,000)              -
        Deferred compensation                       (1,727,475)              -
        Other                                           71,712         (63,441)
                                                  ------------    ------------

                                                  $ (1,900,466)   $   (197,190)
                                                  ============    ============

- --------------------------------------------------------------------------------
                                  (Continued)
                                                                             11.

                          MCDOUGAL, LITTELL & COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                           October 31, 1993 and 1992

- --------------------------------------------------------------------------------

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases:  The Company is obligated under noncancelable operating leases,
- ------
principally for office facilities and equipment, which expire through 1996. Under the terms of the office lease agreements, the Company is required to pay its share of real estate taxes, insurance and other occupancy costs. In addition, the office lease agreements provide for renewal options. Rent expense under such lease agreements for the years ended October 31, 1993 and 1992 was $1,678,231 and $1,774,808, respectively. Aggregate future rental commitments for noncancelable operating leases with terms longer than one year are as follows:


        Year ending
        October 31,
        -----------
        1994                          $  1,293,427
        1995                             1,322,473
        1996                               332,607
                                      ------------

                                      $  2,948,507
                                      ============

Guarantees:  The Company guaranteed certain employee stockholder bank loans for
- ----------
the purchase of the Company's common stock. At October 31, 1993, total loans of $253,897 were outstanding.


NOTE 8 - SUBSEQUENT EVENT

The shareholders of the Company are in the process of executing a definitive agreement for the sale of their common stock to an unrelated third party. The definitive agreement requires the sale of 100% of the outstanding stock at a price approximating $475.00 per share. The parties plan to close the transaction in the first quarter of 1994 after meeting certain closing conditions defined in the agreement. The Company has adjusted the financial statements to reflect the increased obligations under the Company's stock appreciation rights (SAR) plan described more fully in Note 5. The Company has also agreed to pay certain costs of the transaction, which approximate $1,640,000.
- --------------------------------------------------------------------------------

                                                                             12.